Exhibit 10.1

TERM LOAN AGREEMENT

Dated as of October 11, 2007

This Term Loan Agreement (this "Agreement") is entered into between Viropro International Inc., a corporation organized under the federal laws of Canada Inc. (the "Borrower"), Westward Expansion Co., a corporation organized under the federal laws of Canada (the "Lender"), and Viropro Inc. a corporation organized under the laws of the state of Nevada (the “Guarantor”).  Capitalized terms used herein shall have the meanings ascribed to such terms in Section 1 of this Agreement.

RECITALS

A.

The Borrower is the wholly-owned subsidiary of the Guarantor.

B.

The Borrower and Guarantor have requested that the Lender make available to Borrower a term loan in the principal amount of USD$1,500,000 for the purpose of providing bridge financing to the Borrower.

C.

The Lender is willing to make the Term loan available to the Borrower on the terms and subject to the conditions set out in this Agreement.

THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

1 - INTERPRETATION

1.1

Definitions

In this Agreement, unless the context otherwise requires, the following terms have the respective meanings set out below (and all such terms that are defined in the singular have the corresponding meaning in the plural and vice versa):

“Affiliate” means, with respect to a Person, any other Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, that Person;

“Business Day” means a day on which banks are open for business in Montreal, excluding Saturday and Sunday;

“Business Milestone” has the meaning set forth in SCHEDULE “B”.

“Control” (including any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or trust interests, by contract or otherwise); without limiting the generality of the foregoing (i) a Person is deemed to Control a corporation if such Person (or such Person and its Affiliates)

holds outstanding shares of the corporation carrying votes in sufficient number to elect a majority of the board of directors of the corporation, (ii) a Person is deemed to Control a partnership if such Person (or such Person and its Affiliates) holds more than 50% in value of the equity of the partnership, (iii) a Person is deemed to Control a trust if such Person (or such Person and its Affiliates) holds more than 50% in value of the beneficial interests in the trust, and (iv) a Person that Controls another Person is deemed to Control any Person Controlled by that other Person;

“Corporate Milestone” has the meaning set forth in SCHEDULE “B”.

“Credit Documents” means this Agreement, the Security Documents, the Convertible Note issued pursuant to Section 2.2 and any other present and future document relating to any of the foregoing, in each case, as amended, supplemented or restated;

“Credit Party” means each of the Borrower and the Guarantor.

“Convertible Note” shall have the meaning set forth in Section 2.2.

“Default” means any event or circumstance which constitutes an Event of Default or which, with the lapse of time, the giving of a notice or both, would constitute an Event of Default;

“Distribution” means any payment in cash or in kind that provides an income (including interest or dividend) or a return on, or constitutes a distribution or redemption or other retirement of, the equity or capital of a Person (other than a dividend paid by way of the issuance of new equity interests);

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States, as amended“ from time to time;

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

“Financial Statements” means the annual financial statement of the Borrower and the Guarantor dated November 30, 2006 and the quarterly financial statement dated August 30, 2007.

“Funded Debt” means, with respect to a Person, and without duplication;

(a)

indebtedness of such Person for monies borrowed or raised, including any indebtedness represented by a note, bond, debenture or other similar instrument of such Person;

(b)

reimbursement obligations of such Person arising from bankers’ acceptances, letters of credit or letters of guarantee or similar instruments;

(c)

indebtedness of such Person for the deferred purchase price of property or services, other than for consumable non-capital goods and services purchased in the ordinary course of business, including arising under any conditional sale or title retention agreement;

(d)

obligations of such Person under capital or synthetic leases and sale and leaseback transactions;

(e)

the aggregate amount at which shares in the capital of such Person that are redeemable at fixed dates or intervals or at the option of the holder thereof may be redeemed; and

(f)

Guarantees or Liens granted by such Person in respect of Funded Debt of another Person;

“GAAP”  means generally accepted accounting principles in Canada which are in effect from time to time;

“Guarantee” means any obligation, contingent or not, directly or indirectly guaranteeing any liability or indebtedness of any Person or protecting a creditor of such Person from a loss in respect of any such liability or indebtedness or having the same economic effect;

“Lien” means any hypothec, security interest, mortgage, lien, right of preference, pledge, assignment by way of security or any other agreement or encumbrance of any nature that secures the performance of an obligation, and a Person is deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital or synthetic lease or similar agreement (other than an operating lease) relating to such property or assets;

“Material Adverse Change” means any change, condition, event or occurrence which, when considered individually or together with other changes, conditions, events or occurrences, could reasonably be expected to have a Material Adverse Effect;

“Material Adverse Effect” means (i) a material adverse effect on the financial condition, business, operations, assets, liabilities or prospects of the Borrower and Guarantor taken as a whole, (ii) a material adverse effect on the ability of the Borrower or Guarantor to perform its material obligations under any Credit Document, or, (iii) a material impairment of the rights or remedies of the Lender under any Credit Document;

“Maturity Date” shall have the meaning set forth in Section 2.3.

“Pension Plan” means an employee benefit or other plan established or maintained by a Credit Party or any ERISA Affiliate (within the meaning of ERISA) and that is covered by Title IV of ERISA;

“Permitted Liens” means:

(a)

Liens imposed or arising by operation of law (including for greater certainty tax and construction Liens), in each case, in respect of obligations not yet due or which have been postponed or are being contested in good faith and by appropriate proceedings to the extent that adequate reserves are maintained;

(b)

pledges or deposits made in the ordinary course of business in connection with bids or tenders or to comply with the requirements of any legislation or regulation applicable to the Person concerned or its business or assets;

(c)

Judgment Liens for which an appeal has been made or in respect of which revision has been sought and a suspension of execution has been obtained pending the appeal or the revision but only to the extent that failure to pay such judgments does not otherwise constitute an Event of Default;

“Person” means any natural person, corporation, company, partnership, joint venture, limited liability company, unincorporated organization, trust or any other entity;

“Scientific Milestone” has the meaning set forth in SCHEDULE “B”.

“Security” means the security and the guarantee, undertakings and acknowledgments provided to or for the benefit of the Lender pursuant to Article 10;

“Security Documents” means the Security Agreement, the Guarantee Agreement and the Deed of Hypothec;

“Solvent” means, with respect to any Person, that as of the date of determination, such Person is “solvent” within the meaning given to that term and similar terms under the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code and the applicable laws relating to fraudulent transfers or conveyances.

For purposes of this definition, the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (but irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP);

“Subsidiary” means a Person that is under the Control of another Person;

“Unfunded Capital Expenditures” means cash capital expenditures which are not financed by capital leases or other Funded Debt (other than the Revolving Facility);

“Units” has the meaning set forth in section 5.1.

1.2

Currency Conversions

Where any amount expressed in any currency has to be converted or expressed in another currency, or where its equivalent in another currency has to be determined (or vice versa), the calculation is made at the spot rate announced or quoted by the Bank of Canada in accordance with its normal practices at or around noon on the relevant date for the relevant currency against the other currency (or vice versa).

1.3

Accounting Terms and Calculations

Unless otherwise provided, (i) terms and expressions of an accounting or financial nature have the respective meanings given to such terms and expressions under GAAP; and (ii) calculations must be made in accordance with GAAP insofar as applicable.

1.4

Time

Except where otherwise indicated in this Agreement, any reference to time means local time in Montreal.

1.5

Headings and Table of Contents

The headings and the Table of Contents are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

1.6

Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

1.7

Previous Agreements

This Agreement supersedes any previous agreement in connection with the financing.

1.8

Inconsistency

In the event of inconsistency between this Agreement and any other Credit Document, the provisions of this Agreement must be accorded precedence.

2 - THE TERM LOAN

2.1

Term Loan

Subject to the terms and conditions of this Agreement and provided no Default then exists under the Credit Documents, the Lender agrees to loan to the Borrower, and the Borrower agrees to borrow from the Lender, the principal amount of One Million Five Hundred Thousand United States Dollars (USD $1,500,000) (the “Principal”), which shall be disbursed by the Lender to the Borrower within the time periods and the disbursement amounts set forth in Schedule “A” (the Principal, the "Term Loan", and together with interest that may hereafter accrue and any amounts which may hereafter become owing to the Lender under Section 12.8, the "Obligations").

2.2

Convertible Note

Any disbursement under the Term Loan shall be evidenced by a convertible promissory note (the "Convertible Note"), substantially in the form of Exhibit 2.2, with appropriate insertions, dated the date hereof, payable to the order of the Lender.

2.3

Repayment

The Principal amount of the Term Loan will be due and payable in one payment, along with any outstanding Obligations, on October 11, 2010 (the "Maturity Date").

3 – INTEREST AND FEES

3.1

Interest

a)

The Term Loan and all outstanding Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid (both before and after an Event of Default or judgment) at the rate per annum equal to 6 percent (6%). Such interest is payable monthly, in arrears, on the first Business Day of each calendar month, beginning on November 1st, 2009.

b)

Any amount which is not paid when due will bear interest until paid, at a rate per annum equal to fifteen percent (15%). Any interest which is not paid when due will bear interest at the rate that has been used to calculate such unpaid interest. Interest on arrears is compounded monthly and is payable on demand.

3.2

Basis of Computation

Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days, including the date the Term Loan is made and excluding the date the Term Loan or any portion thereof is paid or prepaid.

4 – PAYMENTS AND PREPAYMENTS

4.1

Payments

a)

Place of Payment.  All payments of Principal, interest, fees and other amounts payable hereunder, shall be made without setoff or counterclaim to Lender to such office or accounts as Lender may notify Borrower in writing from time to time, free and clear of and without deduction for any fees or other charges of any nature whatsoever.

b)

Form of Payment.  All payments of Principal and interest shall be made by wire transfer to the Lender in immediately available funds.

4.2

Time of Payments

All payments must be made on the date on which payment is due and must be received by Lender by 1:00 p.m. (Montreal time) on the day of payment, it being expressly agreed and understood that if a payment is received after 1:00 p.m. (Montreal time) by Lender, such payment will be considered to have been made by Borrower on the next succeeding Business Day and interest thereon shall be payable by Borrower at the then applicable rate during such extension. Any payment that is due on a day that is not a Business Day may be made on the next Business Day but will bear interest until received in full.

4.3

Currency

Unless otherwise provided all amounts owing under the Term Loan are payable in US Dollars.

4.4

Judgment Currency

If a judgment is rendered against the Borrower for an amount owed hereunder and if the judgment is rendered in a currency (“other currency”) other than that in which such amount is owed under this Agreement (“currency of the Agreement”), the Borrower will pay, if applicable, at the date of payment of the judgment, an additional amount equal to the excess (i) of the said amount owed under this Agreement, expressed into the other currency as at the date of payment of the judgment, over (ii) the amount of the judgment. For the purposes of obtaining the judgment and making the calculation referred to in (i), the exchange rate will be the spot rate at which the Lender, on the relevant date, may in Montreal, sell the currency of the Agreement to obtain the other currency. Any additional amount owed under this Section will constitute a cause of action distinct from the cause of action which gave rise to the judgment, and said judgment shall not constitute res judicata in that respect.

4.5

Payment Net of Taxes

If the Borrower or the Lender is compelled by law to make any withholding or deduction due to any tax or if the Lender is liable to pay tax in respect of any payment due or made by the Borrower, the Borrower must pay to the Lender such additional amount as may be necessary in order that the payment actually received by the Lender be equal to the payment which otherwise would have been received in the absence of such withholding or deduction or tax (including in the absence of any additional withholding or deduction or tax in respect of any additional amount payable pursuant to this Section). However, this Section 4.6 will not apply in respect of a tax on the overall net income or capital of a Lender.

4.6

Prepayment; Forced Conversion

The Borrower may, from the date hereof until April 11, 2009, provided no Default then exists under the Credit Documents, initiate the forced conversion procedure described in this section 4.6. Upon receipt of a 30-day written notice by the Borrower (the “Forced Conversion Notice”), the Lender shall make an election among the following two (2) mutually exclusive alternatives: (i) convert pursuant to Article 5 all of the outstanding Obligations into Units of the Guarantor; or (ii) accept as prepayment by the Borrower of all outstanding Obligations a sum equal to the Principal, plus such amount as would be required to achieve a twenty percent (20%) annual return on an hypothetical investment of the Principal during the effective duration of the Term Loan, plus the costs, if any, described in section 12.8. The Lender shall make the election by written notice (the “Election Notice”) within 30 days of the reception of the Forced Conversion Notice. The failure by the Lender to deliver the Election Notice shall be deemed to constitute a Lender’s election to convert. The parties hereto agree and undertake to do all things and sign all documents necessary to give full force and effect to their undertakings under this section.

5 – CONVERSION RIGHTS

5.1

Lender’s Conversion Rights

The Lender may, at any time while the Convertible Note is outstanding prior to or on the Maturity Date, convert some or all of the outstanding Obligations into a number of Units of the Guarantor (the "Units") equal to the amount of the Conversion Amount divided by a price equal to six cents (USD $0.06) per Unit. Each unit will consist of one (1) fully paid and nonassessable common share of the capital stock of the Guarantor and one (1) common share purchase warrant of the Guarantor (the "Warrant"). Each Warrant will entitle its holder to purchase one (1) fully paid and nonassessable share of Common Stock of the Guarantor at a price of twelve cents (USD $0.12) per share of Common Stock (the “Conversion Share”). “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

5.2

Conversion Event

To effect a conversion (a "Conversion Event") the Lender shall execute and deliver to the Guarantor a Conversion Notice (in the form attached to the Convertible Note), and, in the event that the entire amount outstanding under the Convertible Note is converted, Lender shall also surrender the Convertible Note to the Company for cancellation. Upon partial conversion of the Convertible Note, Guarantor shall at the request of the Lender and contemporaneously with delivery of the Conversion Shares, issue a new note in the form of Exhibit 2.2 to Lender for the principal balance of the Term Loan which shall not have been converted or paid.

5.3

Remaining Obligations

Any remaining Obligations that have not been converted shall be paid in cash by the Borrower upon the Maturity Date.  Interest on the Term Loan shall cease to accrue with respect to all Principal then being converted to equity in connection with a Conversion Event (and with respect to all accrued interest thereon) upon the Borrower's receipt of a Conversion Notice.

5.4

Delivery of Conversion Shares

All Conversion Shares shall be duly authorized, validly issued, non-assessable and free and clear of all claims, liens or encumbrances.  If the Conversion Shares are certificated, certificates representing the shares of Common Stock issued upon conversion hereof shall be delivered to Lender.  Borrower shall deliver such certificates or make appropriate notations to show Lender as the record and beneficial owner of the Conversion Shares within two (2) Trading Days of (i) the date specified in the Conversion Notice or (ii) the date Borrower actually receives the Conversion Notice from Lender, whichever is later.  Borrower agrees that its issuance of the Convertible Note constitutes full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares.

5.5

Adjustments to Conversion

The number of Conversion Shares and the kind of shares or other securities to be issued upon a Conversion Event shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

a)

Merger, Sale of Assets, etc.  If Guarantor at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, the Convertible Note, as to the unpaid Principal portion thereof, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

b)

Reclassification, etc.  If Guarantor at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, the Obligations, as to the unpaid portion thereof, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

c)

Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the number of Conversion Shares shall be proportionately increased in case of subdivision of shares or stock dividend or proportionately decreased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

5.6

Reservation of Shares

Guarantor shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of the Convertible Note.

6 – REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the Term Loan, each Credit Party represents and warrants to the Lender that:

6.1

Corporate Existence and Capacity

Each Credit Party

(a)

is a Person duly constituted and organized, validly existing and in good standing under the laws of the jurisdiction of its constitution;

(b)

has all requisite corporate or other power necessary to own its assets and carry on its business as now being or as proposed to be conducted; and

(c)

is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

6.2

Authorization and Validity

Each Credit Party has all necessary power, authority and legal right to execute, deliver and perform its obligations under the Credit Documents to which it is a party, has duly authorized by all necessary action the execution, delivery and performance of its obligations under such Credit Documents and has duly and validly executed and delivered the Credit Documents to which it is a party. The obligations of each Credit Party under the Credit Documents to which it is a party constitute legal, valid and binding obligations, of such Credit Party.

6.3

No Breach

The execution and delivery of the Credit Documents and the performance by the Credit Parties of their respective obligations thereunder will not conflict with, result in a breach of or require any consent under, the constitutive documents or by-laws of any Credit Party, or any applicable law or regulation in any material respect, or any order or decision of any court or governmental authority or agency, or any material agreement to which any Credit Party is a party or by which it or any of its property is bound.

6.4

Approvals

Except for filings or registrations required to perfect the Security, no authorization, approval or consent of, nor any filing or registration with, any governmental or regulatory authority or agency, is necessary for the execution, delivery or performance by each Credit Party of the Credit Documents to which it is a party or to ensure the legality, validity or enforceability thereof.

6.5

Compliance with Laws and Permits

Each of the Credit Parties is in compliance with all laws and regulations applicable to it and to its business and assets (including Environmental Laws). Each of the Credit Parties holds all material permits, licenses, approvals, consents and other authorizations required under all such laws and regulations to own its assets and to carry on its business as now being or as proposed to be conducted.

6.6

Title to Assets

The property and assets of the Credit Parties, taken as a whole, are not subject to title defects or restrictions which could materially and adversely impair their value or normal use. The Credit Parties own or have rights of use for all property and assets (including intellectual property) necessary to carry on their businesses.

6.7

Litigation

There are no legal or arbitration proceedings at law or in equity, or any proceedings by or before any governmental or regulatory authority or agency, or, to the best of its knowledge, any claim or investigation by any such authority or agency or under Environmental Laws, or any labor disputes, now pending or, to the best of its knowledge, threatened against any of the Credit Parties or any of their properties or rights.

6.8

Labor Matters

(a)

None of the Credit Parties is a party to any labor dispute and, on the date of this Agreement, there are no strikes or walkouts relating to any labor contracts to which such Person is a party or is otherwise subject.

(b)

There is no unfair labor practice complaint pending against any of the Credit Parties or, to the best of its knowledge, threatened against any of them, before any labor relation board.

(c)

There is no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement pending against any of the Credit Parties or, to the best of its knowledge, threatened against any of them.

(d)

No slowdown or stoppage is pending against any of the Credit Parties or, to the best of its knowledge, threatened against any of the Credit Parties.

(e)

There are no pending or, to the best of its knowledge, threatened claims, complaints, notices, inquiries or requests for information received by any of the Credit Parties with respect to any alleged violation of, or potential liability under, any law relating to employee health and safety (including the Occupational Safety and Health Act, 29 U.S.C.A. §651 et seq.) which could reasonably be expected to result in liability for the Credit Parties which could have a Material Adverse Effect (exclusive of amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover) or which could reasonably be expected to result in a Material Adverse Effect. On the date of this Agreement, no Credit Party is party to any employment contract for a term of more than three years, or providing for annual compensation of more than US$100,000 or providing for a termination payment of more than US$200,000.

6.9

No Default

No Default has occurred and is continuing.

6.10

Solvency

Each of the Credit Parties is Solvent.

6.11

Taxes

Each of the Credit Parties has filed all income tax returns and all other material tax returns and paid all taxes material in their amount that are required to be filed or paid by them. The charges, accruals and reserves on the books of the Credit Parties in respect of taxes and other governmental charges are adequate.

6.12

ERISA and Pension Plans

Each Pension Plan and each other pension or employee benefit plan of the Borrower is in compliance in all material respects with the applicable provisions of ERISA, the US Revenue Code and any other applicable law, and the Borrower does not have any material unfunded liability under any registered or regulated pension plan on an ongoing or termination basis.

6.13

Margin Stock Restrictions

None of the Credit Parties is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Borrowings will be used to buy or carry any margin stock or otherwise for a purpose which violates or would be inconsistent with Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States. “Margin Stock” herein has the meaning specified in such Regulations.

6.14

Investment Company Act

None of the Credit Parties is an “investment company”, or a company “controlled” by an “investment company”, required to be registered under (and within the meaning of) the Investment Company Act of 1940 of the United States, as amended.

6.15

Public Utility Holding Company Act

None of the Credit Parties is a “holding company”, or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935 of the United States, as amended.

6.16

Restriction on Payments

None of the Credit Parties is subject to any law, regulation, agreement or legal impediment that prohibits, restricts or imposes any condition upon the ability of a Credit Party to pay Distributions or to make or repay loans or advances, except for laws of general application providing that the declaration or payment of Distributions by a Person are subject to such Person being in compliance with solvency or other similar requirements.

6.17

Financial Statements and Financial Year

The last audited financial statements of the Borrower are complete and correct and fairly present the consolidated financial condition and results of operation of the Borrower as at their stated date, all in accordance with GAAP. Except as reflected or disclosed in such Financial Statements, none of the Borrower and its Subsidiaries as of the date of the Financial Statements has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that have not been disclosed in writing to the Lender. The financial year of the Borrower ends on November 30 of each year.

6.18

No Material Change

There has been no Material Adverse Change from August 30, 2007 to the date of this Agreement.

6.19

True and Complete Disclosure

The information, reports, financial statements and other documents furnished or to be furnished by or on behalf of the Credit Parties to the Lender in connection with the Credit Documents, when taken as a whole, do not and will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the time and circumstances under which they were made, not misleading. To the best knowledge of the Borrowers, all forecasts have been prepared based upon reasonable assumptions.

7 – AFFIRMATIVE COVENANTS

7.1

General Covenants

Until all obligations of the Borrower hereunder and under the Convertible Note are paid and/or fulfilled in full, the Borrower agrees that it shall, and shall cause each Credit Party to, comply with the following covenants, unless the Lender consents otherwise in writing:

(a)

Legal Existence – preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(b)

Legal Compliance – comply with the requirements of all laws and regulations applicable to it and its business and assets (including Environmental Laws) and with all orders of governmental or regulatory authorities the non-compliance with which could reasonably be expected to have a Material Adverse Effect;

(c)

Payment of Taxes – pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property or assets prior to the date on which penalties or interest attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(d)

Maintenance of Property – maintain all of its properties and assets used or useful in its business in good working order and condition, ordinary wear and tear excepted;

(e)

Material Agreements – perform its obligations under and preserve and maintain in force all agreements to which it is a party that are material to its operations and business;

(f)

Insurance – insure and keep insured its property, assets and business, and will maintain civil liability insurance for such coverage as a prudent administrator would obtain for similar property, assets and businesses, in each case, with financially sound and reputable insurance companies;

(g)

Records – keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

(h)

Access – permit representatives of the Lender, upon reasonable prior notice and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties or assets, and to discuss its business and affairs with its officers and auditors.

7.2

Use of Proceeds

The Borrower will use the proceeds of the Term Loan only for the purposes permitted under this Agreement.

7.3

Further Assurances

The Borrower will, and will cause each of the other Credit Parties to, cooperate with the Lender and execute such further instruments and documents as the Lender may reasonably request to carry out to its satisfaction the transactions contemplated by the Credit Documents.

7.4

Milestones

The Borrower shall complete the Corporate, Business and Scientific Milestones within the due dates set forth in SCHEDULE “B”.

7.5

Representations and Warranties

Each of the Credit Parties will ensure that all representations made in this Agreement are true and correct as at the date of each Borrowing and as at the date of any renewal or conversion thereof, except for representations made as of a date expressly stated therein.

8 - NEGATIVE COVENANTS

The Borrower covenants and agrees that, unless the Lender consents otherwise in writing:

8.1

Negative Pledge

None of the Credit Parties will create, incur, assume or suffer to exist any Lien on their present and future property or assets except for the Security and Permitted Liens.

8.2

Funded Debt

None of the Credit Parties will create, incur, assume or permit to exist any Funded Debt other than:

(a)

Funded Debt to the Lender under the Credit Documents;

(b)

Funded Debt permitted to be secured by Permitted Liens; and

(c)

other Funded Debt at any time not exceeding USD$100,000 in the aggregate.

8.3

Limitations on Fundamental Changes

None of the Credit Parties will:

(a)

enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself, except that any Credit Party may merge or amalgamate with any other Credit Party if the following conditions are fulfilled:

(i)

no Default occurs as a result of the merger or amalgamation;

(ii)

the surviving or amalgamated entity must be a Credit Party (and also a Borrower to the extent that any merging or amalgamating entity was a Borrower) and must execute and deliver to the Lender all such documents as may be necessary or advisable to confirm that such entity is bound as successor of the merging or amalgamating entities by all Credit Documents to which such entities were parties;

(iii)

the surviving or amalgamated entity is Solvent after the merger or amalgamation; and

(iv)

the Lender has been provided with reasonable advance notice of the merger or amalgamation and, prior to or concurrently with the merger or amalgamation, with satisfactory evidence of compliance with the requirements of clauses (i), (ii) and (iii) including such financial information, certificates, documents and legal or other professional opinions as the Lender may reasonably request;

(v)

sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, to any Person (in each case, a “disposition”) any property except for any disposition of inventory in the ordinary course of business or of obsolete, unusable, worn-out or damaged materials, vehicles and equipment;

(b)

carry on any business, directly or indirectly, other than the businesses currently carried on by the Credit Parties and activities ancillary or reasonably related thereto.

8.4

Investments and Acquisitions

None of the Credit Parties will, directly or indirectly:

(a)

have any Subsidiary that is not in the same lines of business as currently carried on by the Credit Parties or in a line of business ancillary or reasonably related thereto;

(b)

make any investment in any Person who is not a Credit Party or make any acquisition of business either by way of purchase of assets or shares or otherwise;

(c)

make any private or public tender offer for the shares or securities of another Person whose governing body has not approved such offer (“hostile take-over”).

8.5

Capital Expenditures

None of the Credit Parties will make Unfunded Capital Expenditures in amounts exceeding in the aggregate USD$100,000 during any the Borrower’s financial year, provided that any portion of such permitted limit which is not used in any financial year may be used in (and only in) the following financial year to the extent that the limit applicable to the following financial year has been fully used.

8.6

Distributions

None of the Credit Parties will make any Distribution other than a direct or indirect Distribution to a Credit Party.

8.7

Transactions with Related Parties

None of the Credit Parties will engage in any material transactions or agreements with any related party (except for transactions among Credit Parties) on terms and conditions not less favorable in any material respect to the relevant Credit Party than those that could be obtained on an arm’s length basis from unrelated third parties. For the purposes of this Section 8.7, (i) related party means, with respect to a Person, another Person that Controls or is Controlled by or is under common Control with the relevant Person, and (ii) the definition of Control must be read replacing 51% by 20%.

8.8

Financial Assistance

None of the Credit Parties will provide financial assistance (whether by way of equity, debt, loan, Guarantee or otherwise) to any Person, except for (i) financial assistance among the Credit Parties, (ii) financial assistance in favor of employees of the Credit Parties up to an aggregate amount at any time not exceeding USD$25,000, provided that the aggregate amount of all financial assistance by all Credit Parties in favor of all non-Credit Parties on a combined basis may not at any time exceed C$25,000, excluding however from such limit financial assistance by way of short term advances for the purposes of funding payroll obligations and financing the accounts receivable of the non-Credit Parties.

9 - CONDITIONS PRECEDENT TO BORROWINGS

9.1

Conditions Precedent to the Initial Borrowing

The obligation of the Lender to make the Term Loan is subject to each of the following conditions precedent:

(a)

all fees and expenses owing by the Borrowers to the Lender at the time of execution of this Agreement and all fees and expenses of the Lender’s counsel up to such time in connection with the Credit Documents must have been paid in full;

(b)

the Lender must have received, in form and substance satisfactory to the Lender, each of the following documents:

(i)

a copy of the constitutive documents of each of the Credit Parties;

(ii)

a certificate of good standing in respect of each of the Credit Parties;

(iii)

a copy of the documents evidencing the authority and attesting to the authenticity of the signatures of the Persons acting on behalf of each of the Credit Parties;

(iv)

the Security Documents required to be delivered pursuant to Article 10;

(v)

the Convertible Note;

(vi)

A copy of the resolutions of the Board of Directors of the Borrower and of the Board of Directors of the Guarantor authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement and the other Transaction Documents, certified, respectively, by the secretary of the Borrower and of the Guarantor.

9.2

Representations and Warranties; No Default

At the date of the Term Loan, the Borrower's representations and warranties set forth herein shall be true and correct in all material respects as at such date with the same effect as though those representations and warranties had been made on and as at such date..

9.3

No Material Adverse Change

No material adverse change in, or effect on, (a) the business, assets, properties, operations, condition or prospects of the Borrower or any of its subsidiaries or (b) the ability of the Borrower to perform its obligations under this Agreement and the other Transaction Documents, in all cases whether due to a single circumstance or event or an aggregation of circumstances or events, shall have occurred.

9.4

Waiver of Conditions Precedent

The conditions precedent provided for in this Article are for the sole benefit of the Agent and the Lenders. The Agent and the Lenders may waive such conditions precedent, in whole or in part, with or without conditions, without prejudice to any other or future rights that they might have against the Borrowers and any other Person.

10 - SECURITY

10.1

Guarantees

Each Credit Party must guarantee in favour of the Lender the performance of all obligations of the Credit Parties under the Term Loan.

10.2

Security over Assets

To secure the performance of the obligations of the Credit Parties under the Term Loan, each Credit Party must provide in favor of the Lender security over all of its personal assets, tangible and intangible, present and future.

10.3

Validity of the Security and Contents of Security Documents

The Security must be valid, perfected and first-ranking at all times with respect to all property intended to be covered thereby, subject however to Permitted Liens. Each Security Document must be in form and substance satisfactory to the Lender and remain valid and in force at all times.

10.4

Shares in Subsidiaries

Each Credit Party who owns shares or other ownership interests in Subsidiaries will ensure, to the extent permitted by law, that such shares or other ownership interests are evidenced by certificates and will deliver all such certificates to the Lender for the purposes of the Security.

11 - EVENTS OF DEFAULT AND REMEDIES

11.1

Events of Default

The occurrence of one or more of the following events constitutes an event of default (“Event of Default”) under the Credit Documents:

(a)

The Borrower shall fail to make any payment of Principal, interest, or other amounts payable hereunder when and as due;

(b)

a Credit Party (i) fails to make a payment or payments exceeding in the aggregate USD$25,000 in respect of any indebtedness (other than the Term Loan), when and as due, or (ii) is in default under any agreement or agreements relating to indebtedness (other than the Term Loan) exceeding USD$25,000 in the aggregate if the effect of such default is to accelerate or to permit the acceleration of such indebtedness and, in each case, such failure or default continues after the applicable notice or grace period, if any;

(c)

Any default, event of default, or similar event shall occur or continue under any instrument, document, note, agreement, or guaranty delivered to the Lender in connection with the Term Loan (including without limitation the Convertible Note), or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms;

(d)

any representation, warranty or certification made or deemed made by a Credit Party in any Credit Document proves to be false or misleading as of the time made in any material respect;

(e)

any of the provisions of Articles 7, 8 and 10 is not complied with;

(f)

a Credit Party becomes unable to pay its debts generally as such debts become due or is adjudicated bankrupt or insolvent;

(g)

a Credit Party (i) applies for or consents to or is the subject of an order for the appointment of a receiver, interim receiver or trustee (or any Person performing similar functions) in respect of itself or of all or a substantial part of its assets, (ii) makes a general assignment for the benefit of its creditors, (iii) takes advantage of any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or (iv) takes any action for the purpose of effecting any of the foregoing;

(h)

a proceeding (or any similar action) is commenced against a Credit Party seeking (i) its bankruptcy, reorganization, liquidation, dissolution, arrangement or winding-up, or similar relief, (ii) the appointment of a receiver, interim receiver or trustee (or any Person performing similar functions) in respect of itself or of all or any substantial part of its assets, or (iii) the seizure or the attachment of, or the enforcement of remedies on, any part of its assets having a value of more than USD$25,000 and, in each case, such proceeding (or similar action) is not dismissed or withdrawn after a period of 60 days, provided that such grace period will apply only if such proceeding (or action) is diligently contested in good faith and does not disrupt the business or normal operations of the Credit Party concerned;

(i)

the early termination of an agreement or agreements generating revenues for Credit Parties exceeding in the aggregate the greater of 10% of the Borrower’s consolidated revenues, in each case at the time of such termination;

(j)

a Material Adverse Change;

(k)

a Person (or a group of Persons acting in concert) acquires the Control of the Borrower after the date hereof (with the definition of Control being read herein by replacing 51% by 33⅓%);

(l)

a final judgment for the payment of money has been obtained against a Credit Party in an amount in excess of US$25,000 and such judgment has not been satisfied or discharged within 10 days from the date such judgment has became enforceable; or

(m)

any of the following events occurs with respect to any Pension Plan: (i) the institution of any steps by any Person to terminate a Pension Plan if, as a result of such termination, one or more of the Credit Parties could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in each case in excess of an aggregate amount of US$25,000; or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien in excess of US$25,000 under Section 302(f) of ERISA.

11.2

Remedies

If an Event of Default occurs and is continuing, the Lender or any holder of the Convertible Note may, on giving a notice to the Borrower, take any one or more of the following actions:

(a)

the Convertible Note and any other amounts owed to the Lender to be immediately due and payable, whereupon the Convertible Note and any other amounts owed to the Lender shall forthwith become due and payable; and

(b)

exercise all of the rights and remedies of the Agent and the Lenders including their rights and remedies under any Credit Document;

Upon the occurrence of any Event of Default, the Convertible Note and any other amounts owed to the Lender shall be immediately and automatically due and payable without action of any kind on the part of the Lender or any other holder of the Convertible Note.  The Borrower expressly waives presentment, demand, notice or protest of any kind in connection herewith.  The Lender shall promptly give the Borrower notice of any such declaration, but failure to do so shall not impair the effect of such declaration.  No delay or omission on the part of the Lender or any holder of the Convertible Note in exercising any power or right hereunder or under the Convertible Note shall impair such right or power or be construed to be a waiver of any Event of Default or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right.

12 - MISCELLANEOUS

12.1

Waiver of Default

The Lender may, by written notice to the Borrower, at any time and from time to time, waive any Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Borrower shall be restored to their former position and rights hereunder and under the Convertible Note, respectively, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any right consequent thereon or to any subsequent or other Event of Default.

12.2

Nonwaiver; Cumulative Remedies

No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

12.3

Indemnification

The Borrowers must indemnify the Lender and its Affiliates and their respective officers, directors, employees and agents (each, an “Indemnitee”) and hold them harmless from and against all losses, liabilities, claims, damages or expenses (including costs to defend any claim) suffered or incurred by or made against any of them in any manner whatsoever arising from or related to the Credit Documents or the transactions contemplated thereby (including as a result of any Default or non-compliance by any Credit Party with any Environmental Laws or of any claim under Environmental Laws in connection with the operations of, or any property owned or operated by, any Credit Party).

12.4

Survival

All agreements, representations and warranties made herein shall survive the delivery of the Convertible Note and the making of the Term Loan.

12.5

Assignment

This Agreement shall, upon execution and delivery by the Credit Parties and acceptance by the Lender, become effective and shall be binding upon and inure to the benefit of the Credit Parties, the Lender and their respective successors and assigns, except that the Credit Parties may not transfer or assign any of their rights or interests hereunder without the prior written consent of the Lender.

12.6

Notices

 Unless otherwise provided, any notice to be given to a party in connection with this Agreement will be given in writing and will be given by personal delivery, by a reputable delivery service, by telecopy or (except for any notice pursuant to Article 112) by electronic mail or at such other address as may be notified by such party to the others pursuant to this Article.

If to the Borrower to:	Viropro International Inc.
8515, Place Devonshire, Suite 207
Montreal (QC) H4P 2K1
ATTN: Jean-Marie Dupuis
Telephone: (514) 731 - 8776
Facsimile: (514) 739-7000

With a copy to:

If to the Guarantor to:	Viropro Inc.
8515, Place Devonshire, Suite 207
Montreal (QC) H4P 2K1
ATTN: Prosper Azoulay
Telephone: (514) 731 - 8776
Facsimile: (514) 739-7000

With a copy to:

If to the Holder:	Westward Expansion Co.
3030, Boul. Le Carrefour, suite 1002
Laval (Québec) H7T 2P5
ATTN: Guy-Paul Gauthier
Telephone: (450) 681-7744 Facsimile: (450) 681-8400

With a copy to:	Pierre-Hubert Séguin.
Séguin Racine, Attorneys Ltd
3030, Boul. Le Carrefour, suite 1002
Laval (Québec) H7T 2P5
Telephone: (450) 681-7744
Facsimile: (450) 681-8400

12.7

Receipt of Notices

Any notice given by personal delivery or by a delivery service will be conclusively deemed to have been given at the time of such delivery and, if given by telecopy or by electronic mail, on the day of transmittal if before 3:00 p.m. on a Business Day, or on the following Business Day if such transmission occurs on a day which is not a Business Day or after 3:00 p.m. on a Business Day. If the telecopy or electronic transmission system suffers any interruptions by way of a strike, slow-down, a force majeure, or any other cause, a party giving a notice must do so using another means of communication not affected by the disruption.

12.8

Costs and Expenses

The Borrower agrees to pay or reimburse the Lender for all costs and expenses of enforcing this Agreement and the other Transaction Documents, or preserving its rights hereunder or under any document or instrument executed in connection herewith (including legal fees and reasonable time charges of attorneys who may be employees of the Lender, whether in or out of court, in original or appellate proceedings or in bankruptcy).

12.9

Submission to Jurisdiction

The Borrowers hereby submit to the nonexclusive jurisdiction of the courts sitting in the judicial district of Montreal, for the purposes of all legal proceedings arising out of or relating to the Credit Documents or the transactions contemplated thereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

12.10

Waiver of Jury Trial

EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS.

12.11

Language

The Parties hereto have expressly agreed that this Term Loan as well as all other documents relating thereto, be drawn up in the English language only.  Les parties ont expressément convenu que cette débenture de même que tous les documents s'y rattachant soient rédigés en anglais seulement.

12.12

Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER:
VIROPRO INTERNATIONAL INC.

By: /s/ Prosper Azoulay __________________________
Name: Prosper Azoulay
Title: Authorized Person

GUARANTOR:
VIROPRO INC.

By: /s/ Prosper Azoulay __________________________
Name: Prosper Azoulay
Title: Authorized Person

LENDER:
WESTWARD EXPANSION CO.

By: /s/ Guy-Paul Gauthier __________________________
Name: Guy-Paul Gauthier
Title: Authorized Person

SCHEDULE “A” TERM LOAN DISBURSEMENT SCHEDULE

Date	Amount Disbursed
November 1st, 2007 to November 30, 2007	USD$ 300,000
February 1st, 2008 to February 28, 2008	USD$ 300,000
June 1st, 2008 to June 30, 2008	USD$ 300,000
September 1st, 2008 to September 30, 2008	USD$ 300,000
January 1st, 2009 to January 30, 2009	USD$ 300,000
USD$1,500,000

SCHEDULE “B” MILESTONES

Corporate Milestones
Action	Due Date
New Scientific Committee.	January 1, 2008
Business Milestones
Signature of a new memorandum of understanding or contract in relation to the licensing or manufacturing of biogeneric products.	June 30, 2008
Signature of a new memorandum of understanding or contract in relation to the licensing or manufacturing of biogeneric products.	June 30, 2009
Scientific Milestones
1st monoclonal antibodies:
• completion of high producing clones - general laboratory practice (“GLP”);	April 30, 2008
• 3-litre process development completion – GLP;	November 30, 2008
• 50-litre process development completion – GLP;	January 31, 2009
• Master cell bank.	January 31, 2009
2st monoclonal antibodies:
• completion of high producing clones - general laboratory practice (“GLP”);	October 1, 2008
• 3-litre process development completion – GLP;	May 1, 2009
• 50-litre process development completion – GLP;	September 1, 2009
• Master cell bank.	September 1, 2009
3st monoclonal antibodies:
• completion of high producing clones - general laboratory practice (“GLP”).	April 30, 2009

• 3-litre process development completion – GLP.	October 1, 2009
• 50-litre process development completion – GLP.	January 1, 2010
• Master cell bank.	January 1, 2010

Exhibit 2.2 to TERM LOAN AGREEMENT

THIS NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE GUARANTEE, DEED OF HYPOTHEC AND SECURITY AGREEMENT (THE “SECURITY DOCUMENTS”) DATED OCTOBER 11, 2007 AMONG THE COMPANY, VIROPRO INTERNATIONAL INC. AND WESTWARD EXPANSION CO., AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

SECURED CONVERTIBLE NOTE

VIROPRO INTERNATIONAL INC.

Issuance Date: _______ ___, 2007	Principal
No.	Amount: US $300,000

          FOR VALUE RECEIVED, the undersigned, Viropro International Inc., a corporation organized under the federal laws of Canada (the "Borrower"), hereby promises to pay to Westward Expansion Co, a corporation organized under the federal laws of Canada (the "Holder"), the principal sum of US$300,000 on October 11, 2010 (the "Maturity Date"). Interest on the outstanding principal shall be at a rate of 6% per annum ("Interest"), calculated on the basis of a 365 day year, and will be payable monthly, in arrears, on the first Business Day of each calendar month, beginning on the first Business Day of the first full calendar month after October 11, 2009. If all or a portion of a Principal Payment or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Borrower hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full at fifteen percent (15%) per annum (and until the date such overdue amount is paid in full, "Interest" on such overdue amount shall mean interest at such rate).

          This Note is being delivered pursuant to the Term Loan Agreement dated as of October 11, 2007 (the "Term Loan Agreement"), among the Borrower, the Holder and Viropro Inc. (the “Company”), a Nevada corporation. This Note is the Note referred to in the Term Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Term Loan Agreement, all upon the terms and conditions therein specified.

          1.   All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Term Loan Agreement.

          2.   Security.

          The Holder's right to payment pursuant to the terms of this Note shall be secured to the extent and on the terms and conditions set forth in the Security Documents and the terms and provisions of the Security Documents are incorporated herein by reference.

          3.   Payment.

          Payments of Principal and Interest on each Repayment Date shall be made by wire transfer payable to the Holder in immediately available funds to the account so specified, in lawful money of the United States of America (or at such other place as the Holder hereof shall notify the Company in writing). If any Repayment Date occurs on a date that is not a Business Day, then the Principal or Interest then due shall be paid on the next succeeding Business Day.

           4.   Prepayment.

The Borrower may, from the issuance thereof until April 11, 2009, provided no Default then exists under the Credit Documents, initiate the forced conversion procedure described in this section 4. Upon receipt of a 30-day written notice by the Borrower (the “Forced Conversion Notice”), the Lender shall make an election among the following two (2) mutually exclusive alternatives: (i) convert pursuant to Section 5 all of the outstanding Obligations into Units of the Guarantor; or (ii) accept as prepayment by the Borrower of all outstanding Obligations a sum equal to the Principal, plus such amount as would be required to achieve a twenty percent (20%) annual return on an hypothetical investment of the Principal during the effective duration of the Term Loan Agreement, plus the costs, if any, described in section 12.8 of the Term Loan Agreement. The Lender shall make the election by written notice (the “Election Notice”) within 30 days of the reception of the Forced Conversion Notice. The failure by the Lender to deliver the Election Notice shall be deemed to constitute a Lender’s election to convert. The parties hereto agree and undertake to do all things and sign all documents necessary to give full force and effect to their undertakings under this section.

            5.   Conversion.

                 (a)   Conversion Rights.  Subject to and in accordance with the provisions of this Section 5, at any time on or prior to the Maturity Date, the Holder may elect, in its sole discretion, to effect the conversion (the "Conversion") of all or any portion of the outstanding principal and interest due on this Note into a number of units of the Company (the "Units") equal to the amount of the Conversion Amount divided by a price equal to six cents (USD $0.06) per Unit. Each unit will consist of one (1) fully paid and nonassessable common share of the capital stock of the Company and one (1) common share purchase warrant of the Company (the "Warrant"). Each Warrant will entitle its holder to purchase one (1) fully paid and nonassessable share of Common Stock of the Company at a price of twelve cents (USD $0.12) per share of Common Stock (the “Conversion Share”). “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

                 (b)   Manner of Effecting the Conversion.  If the Holder elects to effect the Conversion pursuant to Section 5(a) hereof, the Holder shall deliver a duly executed written notice to the Company of such election (the "Conversion Notice"), and in such event the Conversion shall be deemed to have been effected at the close of business on the date such Conversion Notice is given. Upon any Conversion of this Note in accordance with the terms hereof, the rights of the Holder with respect to the outstanding principal and all interest pursuant to this Note shall cease and the Holder shall be deemed to have become the holder of record of the Units, the Warrants or the Conversion Shares into which this Note shall have been converted, provided that, if the Holder elects to convert only a portion of the outstanding principal and interest pursuant to Section 5(a) hereof, then the Company will deliver a new note to the Holder, on the same terms  and conditions as this Note, with respect to the portion of the  outstanding principal and interest that is not converted (the "New Note"). Concurrently with the delivery of a Conversion Notice, the Holder shall surrender this Note to the Company. Promptly upon its receipt of a Conversion Notice, the Company shall (i) deliver to or upon the written order of the Holder, a certificate or certificates or the number of shares of Common Stock issuable upon such Conversion, (ii) make a cash payment in respect of any fraction of a share as provided in Section 5(c) hereof and (iii) if applicable, deliver a New Note as set forth in this Section 5(b).

                 (c)   Fractional Shares.  No fractional shares shall be issued upon any Conversion. Instead of any fractional share which would otherwise be issuable upon a Conversion, the Company shall pay a cash amount in respect of such fractional share in an amount based upon the Closing Price of the Common Stock on the trading day immediately preceding such Conversion.

          6.   Governing Laws.

This Note shall be governed by and construed in accordance with the laws of the Province of Quebec without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Court of the Province of Quebec sitting in the district of Montreal in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer as an instrument under seal, as of the day and year first above written.

THE COMPANY:
VIROPRO INTERNATIONAL INC.

By: __________________________
Name: Jean-Marie Dupuy
Title: President and Director

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Secured Convertible Note)

TO:

The undersigned hereby irrevocably elects to convert $ _____________________of the principal amount of Note No.___ into Units of VIROPRO INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Conversion Amount to be converted:	$
Conversion Price:	$
Number of Common Stock to be issued:
Number of Warrants to be issued:	$

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number: